Exhibit 10.4

BLOOM HOLDCO LLC

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

1. PURPOSE

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through awards of (i) Restricted Stock Units (the “RSU(s)”), each of which RSUs shall convert to one share in the Company (each a “Share”) per RSU awarded to a Participant or (ii) Phantom Stock Units (the "PSU(s)"), each of which shall be equal to the economic value of a Share upon vesting (collectively, the "Awards") (Capitalized terms not defined in the text are defined in Section 19 hereof.)

Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan which do not qualify for exemption under Rule 701.

2. SHARES SUBJECT TO THE PLAN

2.1 Number of Shares Available. Subject to Sections 2.2 and 14 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 100 Shares. Subject to Sections 2.2 and 14 hereof, Shares subject to Awards previously granted will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares are subject to an Award that otherwise terminates without Shares being issued. At all times, the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the number of Shares reserved for issuance under this Plan, will be adjusted, subject to any required action by the Voting Members of the Company and compliance with applicable securities laws.

3. ELIGIBILITY

RSUs and PSUs may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION

4.1 Voting Member Authority. This Plan will be administered by the Voting Members or the Board if a Board is elected by the Voting Members. Subject to the general purposes, terms and conditions of this Plan, the Voting Members will have full power to implement and carry out this Plan. Without limitation, the Voting Members will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) approve persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) subject to Section 12 hereof, grant waivers of any conditions of this Plan or any Award;

(h) determine the terms of vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) make all other determinations necessary or advisable for the administration of this Plan; and

(l) extend an Award's vesting period beyond a Participant’s Termination Date.

4.2 Voting Member Discretion. Unless in contravention of any express terms of this Plan or an Award Agreement, any determination made by the Voting Members with respect to any Award will be made in their sole discretion at the time of grant of the Award. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Voting Members may delegate to one or more officers of the Company or the Board, if appointed, the authority to grant an Award under this Plan.

5. AWARD CLASSIFICATION

(a) An RSU Award covers a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. No Purchase Price shall apply to an RSU settled in Shares other than the payment of the aggregate par value, if any, of all Shares issuable upon such settlement. All grants of RSUs and PSUs will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Voting Members, the Board or its delegee will from time to time approve and will comply with and be subject to the terms and conditions of this Plan.

(b) A PSU Award entitles the Participant to certain economic rights. The Participant (or the Participant’s beneficiary or estate, in the event of the Participant’s death) shall receive: (x) a cash payment equal to (i) the Fair Market Value of a Share multiplied by (ii) the number of vested PSUs or (y) a payment of cash or property equal to what the Participant would receive if the Participant held the same number of Shares as vested PSUs, subject to the same holdback, escrow, installment sale or other restrictions as a holder of Shares would be subject. In the case of a cash payment, payment shall be made within forty-five (45) days after the date on which such PSUs vest.

6. WITHHOLDING TAXES

6.1 Withholding Generally. Whenever Shares or other property are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company cash sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any other property or any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

6.2 Stock or Property Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Voting Members may in their sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares or other property to be issued that minimum number of Shares or property having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares or property if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares or property withheld for this purpose will be made in accordance with the requirements established by the Voting Members for such elections and be in writing in a form acceptable to the Voting Members.

7. PRIVILEGES OF STOCK OWNERSHIP

No Participant will have any of the rights of a shareholder/member with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder/member and have all the rights of a shareholder/member with respect to such Shares, including the right to receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock.

8. TRANSFERABILITY

Subject to Sections 12 hereof, except as permitted by the Voting Members or as otherwise set forth in an Award Agreement, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, other than by will or by the laws of descent and distribution and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant, an Award will be exercisable only by the Participant or the Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or the Participant’s legal representative.

9. RESTRICTIONS ON SHARES – RIGHT OF FIRST REFUSAL

At the discretion of the Voting Members, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering pursuant to an effective registration statement filed under the Securities Act.

10. CERTIFICATES

All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Voting Members may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11. EXCHANGE AND BUYOUT OF AWARDS

The Voting Members may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Voting Members may at any time buy from a Participant an Award previously granted with payment in cash or shares of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Voting Members and the Participant may mutually agree.

Notwithstanding anything in the Plan to the contrary, in the event a Participant engages in Detrimental Conduct at any time, whether during or after Participant’s employment with the Company or any of its affiliates, as determined by the Company or the Voting Members in its or their sole discretion, all outstanding Awards, and any Shares received with respect to such Awards, shall be forfeited and cancelled in their entirety, and any Shares received by the Participant in respect of such Awards immediately shall be returned to the Company and the Company will repurchase such Shares at a repurchase price equal to the Shares’ book value. The foregoing clause shall apply to all outstanding and future Awards.

12. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

12.1 RSU Compliance with the Exemption Provided by RSU Rule 12h-1(f). Notwithstanding any other provision in this Plan or any Award Agreement, if, at the end of the Company’s most recently completed fiscal year, (i) the aggregate of the number of RSU Holders (plus the number of other holders of all other outstanding compensatory restricted stock units in respect of Shares) equals or exceeds five hundred (500), and (ii) the Company’s “total assets” as defined by Rule 12g5-2 promulgated under the Exchange Act exceed $10 million, then the following restrictions shall apply to RSU Holders during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act: (A) the RSUs and, prior to settlement, any Shares to be issued upon the lapse or termination of all restrictions on the RSUs may not be transferred until the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the RSU Holder, or (3) to an executor upon the death of the RSU Holder (collectively, the “Permitted RSU Transferees”); provided, however, that the following transfers are permitted: (x) transfers by the RSU Holder to the Company, and (y) transfers in connection with a Change in Control (as defined below) or other acquisition transaction involving the Company, if after such transaction the RSUs no longer remain outstanding and the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f); provided further, that any Permitted RSU Transferees may not further transfer the RSUs; (B) except as otherwise provided in (A) above, the RSUs and any Shares to be issued upon settlement of the RSUs are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the RSU Holder prior to settlement of an RSU until the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by RSU Rule 12h-1(f), the Company shall deliver to RSU Holders (whether by physical or electronic delivery or by written notice of the availability of the information on an internet site (and of any password needed to access the information if the internet site is password-protected)) the information required by Rules 701(e)(3), (4), and (5) promulgated under the Securities Act, every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the RSU Holder’s agreement to maintain the confidentiality of such information.

13. NO OBLIGATION TO EMPLOY

Except as otherwise specifically provided for in an individual Award Agreement, nothing in this Plan or any Award Agreement granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without Cause.

14. CORPORATE TRANSACTIONS

14.1 In the event that the Company undergoes a liquidity event in the form of: (i) an underwritten public offering by the Company of its securities that is registered under the United States Securities Act of 1933, as amended (an “IPO”), (ii) a Dissolution Event (as defined in the Company’s Operating Agreement (as amended from time to time) or (iii) a Change of Control (each, a “Liquidity Event”) all RSUs and PSUs which are (i) subject to an Award, (ii) have met the Time-Based Requirements or were otherwise granted as Exempt RSUs or Exempt PSUs and (iii) have met all such other terms and conditions which are set forth in the applicable Notice of Grant or PSU Award Agreement shall be deemed vested. Notwithstanding the foregoing, employees of the Company who have been awarded RSUs and/or PSUs which: (i) have not met the Time-Based Requirements when a Liquidity Event occurs, (ii) are not subject to an acceleration limitation in the applicable Notice of Grant or PSU Agreement and (iii) are employed by the Company when such Liquidity Event occurs, shall be entitled to a waiver of the Time-Based Requirements and accelerated vesting of all of their outstanding RSUs and/or PSU, as applicable.

14.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

14.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.

15. ADOPTION AND SHAREHOLDER APPROVAL

This Plan was originally adopted by the Voting Members on March 29, 2019 (the “Effective Date”). Upon the Effective Date, the Voting Members may grant Awards pursuant to this Plan.

16. TERM OF PLAN/GOVERNING LAW

Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

17. AMENDMENT OR TERMINATION OF PLAN

The Voting Members may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan provided such amendment or termination does not have a materially negative impact on the rights of the Participants hereunder.

18. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Voting Members nor any provision of this Plan will be construed as creating any limitations on the power of the Voting Members to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. DEFINITIONS

As used in this Plan, the following terms will have the following meanings:

“Award” means any Restricted Stock Unit or Phantom Stock Unit granted to a Participant.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Restricted Stock Unit Award Agreement or Phantom Stock Unit Agreement.

“Board” means the Board of Managers of the Company, if any, which is appointed by the Voting Members.

“Cause” means (i) if a Participant is party to one or more agreements with the Company or a Parent or Subsidiary of the Company that relate to equity awards and contain a definition of “Cause”, the definition of “Cause” in the applicable agreement(s), or (ii) if a Participant is not party to such any such agreement, Termination because of (A) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (B) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (C) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (D) the Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (E) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

"Change of Control" means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person; (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Shares are permitted to sell, tender or exchange their Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Shares; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Company or any compulsory share exchange pursuant to which the Shares are effectively converted into or exchanged for other securities, cash or property; (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Shares (not including any Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such Share purchase agreement or other business combination); or (vi) when any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 30% of the total voting power of the Shares entitled to vote.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Bloom HoldCo LLC, a Delaware limited liability company or any successor corporation.

“Detrimental Conduct” means a Participant’s engagement in one or more of the following types of conduct at any time, the existence of which will be determined by the Company or the Voting Members in its or their sole discretion: (i) conduct that constitutes Cause resulting in the Participant’s termination; (ii) conduct that would entitle the Participant to terminate the Participant for Cause whether or not the Company was aware of such conduct at the time of Participant’s termination of employment and including conduct that occurs at any time after termination of Participant’s employment and during which the Participant holds Awards or Shares received in respect to such Awards; or (iii) breach or threatened breach of any restrictive covenants to which the Participant is subject, including without limitation, confidentiality, exclusivity, intellectual property, return of property, non-compete, non-solicit, non-disparagement, Company policies, fiduciary obligations, or other contractual obligations and any similar types of conduct or behavior.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Voting Members.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

"Exempt PSU" means PSUs which are not subject to the Time-Based Requirements.

“Exempt RSU” means RSUs which are not subject to Time-Based Requirements.

“Fair Market Value” means, as of any date, the value of a Company’s Share determined as follows:

(a) if such Share is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Share is publicly traded but is not quoted, nor listed or admitted to trading, on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Voting Members may determine);

(c) if none of the foregoing is applicable, by the Voting Members in good faith; or

(d) for the purposes of PSUs only, the value of a Share as determined at the time of a Liquidity Event.

"Liquidity Event" means (i) an underwritten public offering by the Company of its securities that is registered under the United States Securities Act of 1933, as amended (an “IPO”), (ii) a Dissolution Event (as defined in the Company’s Operating Agreement (as amended from time to time) or (iii) a Change of Control.

“Notice of Grant” means a written notice, executed by an authorized representative of the Company, which contains the category, terms and amount of equity to be awarded to a recipient subject to the terms and conditions therein.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

"Phantom Stock Unit" or "PSU" means an award made pursuant to Section 5 hereof.

“PSU Holder” means a Participant to whom one or more PSUs is granted under this Plan or, if applicable, such other person who holds one or more outstanding PSUs.

“Plan” means this Bloom HoldCo 2019 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 5 hereof.

“RSU Holder” means a Participant to whom one or more RSUs is granted under this Plan or, if applicable, such other person who holds one or more outstanding RSUs.

“RSU Rule 12h-1(f)” means Rule 12h-1(f), but read as if it applied to restricted stock units instead of stock options, with all conditions of Rule 12h-1(f) applicable to restricted stock units as if they were stock options (except to the extent necessary to reflect any structural differences between restricted stock units and stock options generally).

“Rule 12h-1(f)” means Rule 12h-1(f) promulgated under the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s membership interests reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Voting Members, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Voting Members and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Voting Members may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate. The Voting Members will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Time-Based Requirement” means the time and/or service based vesting condition(s) which are set forth in an RSU Holder’s Notice of Grant or PSU Holder's Award Agreement.

“Voting Members” means the Members of the Company who hold Shares in the Company which are subject to voting rights.